Exhibit 10.1

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made effective February     , 2012, by and among HORIZON LINES, INC., a Delaware corporation (“Parent”), HORIZON LINES HOLDING CORP., a Delaware corporation (“HLHC”), HORIZON LINES, LLC, a Delaware limited liability company (“LLC”; together with Parent and HLHC, the “Companies”), and                      (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, Parent is the sole owner, directly and indirectly, of HLHC and LLC;

WHEREAS, in the case of each Company, the Certificate of Incorporation and/or Bylaws and/or Limited Liability Company Agreement of such Company (as amended, the “Fundamental Documents”) require indemnification of the officers and directors of such Company and certain other persons;

WHEREAS, Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware as such may be amended from time to time (the “DGCL”) and/or the Delaware Limited Liability Company Act as such may be amended from time to time (the “DLLCA”);

WHEREAS, in the case of each Company, the Fundamental Documents of such Company and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between such Company and members of the board of directors and officers of each such Company and other persons with respect to indemnification;

WHEREAS, the Board of Directors of each Company (each, a “Board”) has previously determined that, in order to attract and retain qualified individuals, the Companies will maintain on an ongoing basis, at their sole expense, liability insurance to protect certain persons serving the Companies or any of their respective subsidiaries from certain liabilities;

WHEREAS, the uncertainties relating to such insurance (including the risk of unavailability of such insurance and of higher premiums) and to indemnification have increased the difficulty of attracting and retaining such persons in the face of risks of expensive litigation;

WHEREAS, the Board of each Company has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the stockholders of

Exhibit 10.1

Parent and that the Companies should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent, and necessary for the Companies to obligate themselves contractually to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve one or more of the Companies free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Fundamental Documents of each Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, Indemnitee does not regard the protection available under the Companies’ Fundamental Documents and insurance as adequate in the present circumstances, and may not be willing to continue to serve as a director and or officer of any of the Companies, as the case may be, without adequate protection, and the Companies desire Indemnitee to serve in such official capacity; and

WHEREAS, Indemnitee is willing to continue to serve and to take on additional service for or on behalf of the Companies, or any of them, on the condition that he be so indemnified.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve one or more of the Companies in an official capacity after the date hereof, the parties hereto hereby agree as follows:

1. Indemnity of Indemnitee. The Companies shall, jointly and severally, indemnify and hold harmless Indemnitee to the fullest extent permitted by the DGCL and/or DLLCA. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the any Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 0 if, by reason of his Covered Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of any Company. Pursuant to this Section 0, Indemnitee shall be indemnified, jointly and severally, by the Companies against all Expenses (as hereinafter defined), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Companies, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of any Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Covered Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding

Exhibit 10.1

brought by or in the right of any Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified, jointly and severally, by the Companies against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Companies; provided, however, if the DGCL and/or DLLCA so provides, no indemnification against such Expenses shall be made in respect of any claim, issue, or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to any Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Covered Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by the DGCL and/or DLLCA against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Companies shall, jointly and severally, indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue, or matter. For purposes of this Section 1 and, without limitation, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 hereof, the Companies shall, and hereby do, jointly and severally indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Covered Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of any Company), including all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the obligations of each Company pursuant to this Agreement shall be that no Company shall be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit, or proceeding in which the Companies are jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Companies shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit, or proceeding without requiring Indemnitee to contribute to such payment, and each Company hereby waives and relinquishes any right of contribution it may have against Indemnitee with respect thereto. No Company shall enter into any settlement of any action, suit, or proceeding in which such Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

Exhibit 10.1

(b) Without diminishing or impairing the obligations of the Companies set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit, or proceeding in which the Companies are jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Companies shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Companies and all officers, directors, or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit, or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Companies and all officers, directors, or employees of the Companies other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines, or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Companies and all officers, directors, or employees of the Companies, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct was active or passive.

(c) The Companies shall, jointly and severally, fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Companies, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under the DGCL and/or DLLCA, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement, and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Companies and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Companies (and their respective directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Covered Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified, jointly and severally, by the Companies against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Exhibit 10.1

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Companies shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Covered Status within thirty (30) days after the receipt by the Companies of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and/or DLLCA and public policy of the State of Delaware. Accordingly, the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Companies a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of each Company shall, promptly upon receipt of such a request for indemnification, advise the Board of each such Company in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by the DGCL and/or DLLCA, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board of Parent: (1) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum; (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Parent, a copy of which shall be delivered to Indemnitee; or (4) if so directed by the Board of Parent, by the stockholders of the Company.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board of Parent. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Companies, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 hereof, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection by Indemnitee, the person so selected by the Board of Parent shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless

Exhibit 10.1

and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either Parent or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to Parent’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Companies shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Companies shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of any Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by any Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on Indemnitee’s reliance on the records or books of account of an Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of an Enterprise in the course of their duties, or on the advice of legal counsel for an Enterprise or on information or records given or reports made to an Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by an Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent, or employee of an Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Companies. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons, or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Companies of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not

Exhibit 10.1

materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons, or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) hereof and if (A) within thirty (30) days after receipt by the Companies of the request for such determination, the Board of Parent or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders of Parent for their consideration at an annual meeting thereof to be held within 120 days after such receipt and such determination is made thereat, or (B) a special meeting of the stockholders of Parent is called within thirty (30) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 120 days after having been so called and such determination is made thereat.

(g) Indemnitee shall cooperate with the person, persons, or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Parent, or stockholder of Parent shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons, or entity making such determination shall be borne by the Companies (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Companies hereby, jointly and severally, indemnify and agree to hold Indemnitee harmless therefrom.

(h) The Companies acknowledge that a settlement or other disposition short of final judgment may be successful if such settlement or other disposition permits a party to avoid expense, delay, distraction, disruption, and uncertainty. In the event that any action, claim, or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including settlement of such action, claim, or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit, or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement or required by the DGCL and/or DLLCA) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Companies or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

Exhibit 10.1

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 hereof that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 hereof, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) hereof within 90 days after receipt by the Companies of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Companies of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 hereof, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Companies shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) hereof that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) hereof that Indemnitee is entitled to indemnification, the Companies shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under the DGCL and/or DLLCA.

(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Companies, the Companies shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 hereof) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) Each Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding, or enforceable and shall stipulate in any such court that such Company is bound by all the provisions of this Agreement. The Companies shall, jointly and severally, indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Companies of a written request therefore) advance, to the extent not prohibited by the DGCL and/or DLLCA, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for

Exhibit 10.1

indemnification or advance of Expenses from the Companies under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Companies, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses, or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under the DGCL and/or DLLCA, the Fundamental Documents of any Company, any agreement, a vote of stockholders, a resolution of directors, or otherwise. No amendment, alteration, or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Covered Status prior to such amendment, alteration, or repeal. To the extent that a change in the DGCL and/or DLLCA, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Fundamental Documents of any Company or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Companies maintain an insurance policy or policies providing liability insurance for persons of any category of Covered Status, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any persons of such category of Covered Status under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Companies have director and officer liability insurance in effect, the Companies shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Companies shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Companies to bring suit to enforce such rights.

(d) The Companies shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has

Exhibit 10.1

otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

(e) The Companies’ obligations to indemnify or advance Expenses hereunder to Indemnitee to the extent of his or her Covered Status with respect to any Enterprise (other than any Company) shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other Enterprise.

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Companies shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of any of the Companies within the meaning of § 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against any Company or its directors, officers, employees or other indemnitees, unless the Board of Parent authorized the Proceeding (or any part of any Proceeding) prior to its initiation.

10. Duration of Agreement. All agreements and obligations of each Company contained herein shall continue during the period that Indemnitee is serving in a Covered Capacity and for a period of seven (7) years thereafter, and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his Covered Status, whether or not he is acting or serving in any Covered Capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of any of the Companies), assigns, spouses, heirs, executors, and personal and legal representatives.

11. Security. Each Company, to the extent requested by Indemnitee and approved by the Board of such Company, may at any time and from time to time provide security to Indemnitee for such Company’s obligations hereunder through an irrevocable bank line of credit, funded trust, or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

Exhibit 10.1

12. Enforcement.

(a) Each Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve one or more of the Companies in an official capacity, and each Company acknowledges that Indemnitee is relying upon this Agreement in continuing to serve such Company in such capacity.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including any indemnification agreement that may have been entered into by and between any Company and Indemnitee in connection with the Company’s initial public offering in September 2005.

13. Definitions. For purposes of this Agreement:

(a) “Covered Capacity” means the capacity, office, or other position (if any) in which a person is serving by reason of his Covered Status.

(b) “Covered Status” describes the status of a person (i) who is or was a director, officer, employee, agent, or fiduciary of any Company, (ii) who, at the request of any Company, is or was a director, officer, employee, agent, or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, or (iii) who is or was a director, officer, employee, agent, or fiduciary of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of any Company at the time of such person’s service as such a director, officer, employee, agent, or fiduciary.

(c) “Disinterested Director” means a director of Parent who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Enterprise” shall mean (i) any Company, or (ii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise of which Indemnitee is or was serving as a director, officer, employee, agent, or fiduciary either (x) at the request of any Company or (y) that is or was a direct or indirect subsidiary (whether wholly owned or otherwise) of any Company at the time of Indemnitee’s service as such a director, officer, employee, agent or fiduciary.

(e) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses,

Exhibit 10.1

however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) any Company or Indemnitee in any matter material to either such person (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Companies shall pay the reasonable fees of the Independent Counsel referred to above and shall fully indemnify such counsel against any and all Expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g) “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any Company or otherwise and whether civil, criminal, administrative, or investigative, in which Indemnitee was, is, or will be involved as a party or otherwise, by reason of the fact that Indemnitee has Covered Status, by reason of any action taken by him or of any inaction on his part while acting in a Covered Capacity, or by reason of the fact that he is or was serving in a Covered Capacity, in each case whether or not he is acting or serving in any such Covered Capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 hereof to enforce his rights under this Agreement.

14. Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination, or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to constitute or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee shall promptly notify the Companies in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Companies shall not relieve the Companies of any obligations which they may have to

Exhibit 10.1

Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Companies.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee, at the address set forth below the signature of Indemnitee to this Agreement.

(b) To Parent, at:

Horizon Lines, Inc.

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

Attention: General Counsel

Telecopy: 704-973-7010

Telephone: 704-973-7000;

(c) To HLHC or LLC, at:

c/o Horizon Lines, Inc.

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

Attention: General Counsel

Telecopy: 704-973-7010

Telephone: 704-973-7000;

or to such other address as may have been furnished by a party hereto to the other parties hereto, by like notice. For purposes of this Agreement, the term “business day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of Charlotte, State of North Carolina, are authorized by law to be closed.

18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Headings, etc. The headings of the sections, paragraphs, and subparagraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. Unless the context of this Agreement otherwise requires: (i) words of any gender or neuter shall be deemed to include the neuter and

Exhibit 10.1

each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; and (iv) “or” is not exclusive.

20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Companies and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit 10.1

IN WITNESS WHEREOF, the below parties hereto have executed this Agreement as of this      day of February, 2012.

PARENT:

HORIZON LINES, INC.

By:

Chief Executive Officer

HLHC:

HORIZON LINES HOLDING CORP.

By:

LLC:

HORIZON LINES, LLC

By:

Chief Executive Officer

[SIGNATURE PAGE 1 OF 2 TO INDEMNIFICATION AGREEMENT]

Exhibit 10.1

IN WITNESS WHEREOF, the below party hereto has executed this Agreement as of this      day of                     , 20    .

INDEMNITEE:

TEL:
EMAIL:

[SIGNATURE PAGE 2 OF 2 TO INDEMNIFICATION AGREEMENT]